EXHIBIT 5.2


                    [LETTERHEAD OF RICHARDS, LAYTON & FINGER]


                                  May 21, 1999

Bergen Capital Trust I
Bergen Capital Trust II
Bergen Capital Trust III
c/o Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California 98680


          Re: Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III Registration Statement on Form S-3 (No. 333-74349 (the "Registration Statement")

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), Bergen Capital Trust I, a Delaware business trust ("Trust I"), Bergen Capital Trust II, a Delaware business trust ("Trust II") and Bergen Capital Trust III, a Delaware business trust ("Trust III") (Trust I, Trust II and Trust III are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

               (a) The Certificate of Trust of Trust I, dated March 11, 1999, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 11, 1999;

               (b) The Certificate of Trust of Trust II, dated March 11, 1999, as filed with the Secretary of State on March 11, 1999;

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               (c)  The Certificate of Trust of Trust III, dated March 11, 1999, as filed with the Secretary of State on March 11, 1999;

               (d) The Declaration of Trust of Trust I, dated as of March 11, 1999, among Bergen and the trustees of Trust I named therein;

               (e) The Declaration of Trust of Trust II, dated as of March 11, 1999, among Bergen and the trustees of Trust II named therein;

               (f) The Declaration of Trust of Trust III, dated as of March 11, 1999, among Bergen and the trustees of Trust III named therein;

               (g) The Prospectus dated May 14, 1999, as supplemented by the Preliminary Prospectus Supplement dated May 18, 1999 (collectively, the "Prospectus"), relating to the Preferred Trust Securities of the Trusts, representing preferred undivided beneficial interests in the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities");

               (h) A form of Amended and Restated Declaration of Trust for each of the Trusts, to be entered into among Bergen, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trusts (Including Exhibit A and Annexes I and II thereto) (collectively, the "Declarations of Trust" and individually, a "Declaration of Trust"), attached as an exhibit to the Registration Statement; and

               (i) A Certificate of Good Standing for each of the Trusts, dated May 21, 1999, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

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          For purposes of this opinion,  we have assumed (i) that the applicable
Declaration of Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the
creation,   operation  and  termination  of  its  respective  Trust,  that  each
Certificate of Trust is in full force and effect and has not been amended and that each Declaration of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the applicable Declaration of Trust and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the applicable Declaration of Trust and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. Each of the Trusts has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del.
C. Section 3801, et seq.

          2. The Preferred Securities of each Trust have been duly authorized by the Declaration for such Trust and will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of applicable Trust.

          3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated, pursuant to the applicable Declaration, to

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(i) provide  indemnity and security in connection with requests or directions to the Property  Trustee to exercise its rights and remedies under the Declaration,
(ii) provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Security Certificates, and (iii) undertake as a party litigant to pay costs in any suit for the enforcement of any right or remedy under the Declaration or against the Property Trustee, to the extent provided in the applicable Declaration.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the headings "Legal Matters" in the Prospectus Supplement and "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We consent to the reliance upon this opinion as to matter of Delaware law by Lowenstein Sandler in connection with the opinions to be delivered by them of even date herewith.

                                            Very truly yours,

                                            /s/ Richards, Layton & Finger, P.A.